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                                                                    Exhibit 11.0

                        OCTEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                              YEAR ENDED JUNE 30,
                                                                  ------------------------------------------
                                                                    1995              1994             1993
                                                                  -------           -------          -------
PRIMARY NET INCOME PER SHARE
Net income                                                        $31,132           $13,543          $29,567
                                                                  =======           =======          =======

Weighted average shares outstanding                                23,703            23,609           23,242

Dilutive effect of outstanding stock options (as determined by
    the application of the treasury stock method)                   1,021             1,487            1,627
                                                                  -------           -------          -------

                                                                   24,724            25,096           24,869
                                                                  =======           =======          =======

Primary diluted net income per common and
    equivalent share                                              $  1.26           $  0.54          $  1.19
                                                                  =======           =======          =======

FULLY DILUTED NET INCOME PER SHARE
Net income                                                        $31,132           $13,543          $29,567
                                                                  =======           =======          =======

Weighted average shares outstanding                                23,703            23,609           23,242
Dilutive effect of outstanding stock options (as determined by
    the application of the treasury stock method)                   2,025             1,487            1,627
                                                                  -------           -------          -------

                                                                   25,728            25,096           24,869
                                                                  =======           =======          =======
Fully diluted net income per common and
    equivalent share                                              $  1.21          $   0.54          $  1.19
                                                                  =======           =======          =======